UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 21, 2015

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

IItem 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2015, GNC Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were considered and voted upon by the Company’s stockholders at the Annual Meeting: (1) the election of nine directors for one-year terms expiring in 2016; (2) the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers in 2014; (3) the approval of the adoption of the Company’s 2015 Stock and Incentive Plan; and (4) ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors for the Company’s fiscal year ending December 31, 2015, as disclosed in the Company’s proxy materials for the Annual Meeting.

1.	The following individuals were elected to serve as directors of the Company. Votes were cast as follows:

Nominee	For	Against	Withheld	Broker Non-Votes
Michael G. Archbold	74,480,443	0	91,608	3,881,528
Jeffrey P. Berger	74,478,837	0	93,214	3,881,528
Alan D. Feldman	74,480,231	0	91,820	3,881,528
Michael F. Hines	74,480,042	0	92,009	3,881,528
Amy B Lane	74,166,049	0	406,002	3,881,528
Philip E. Mallott	74,410,501	0	161,550	3,881,528
Robert F. Moran	74,408,801	0	163,250	3,881,528
C. Scott O’Hara	74,477,489	0	94,562	3,881,528
Richard J. Wallace	74,408,881	0	163,170	3,881,528

2.	The 2014 compensation paid to the Company’s named executive officers was approved by non-binding vote. Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
74,183,875	344,074	44,102	3,881,528

3.	The adoption of the Company’s 2015 Stock and Incentive Plan was approved. Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
72,344,457	2,185,980	41,614	3,881,528

4.	The appointment of PwC as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2015 was ratified. Votes were cast as follows:

For	Against	Abstain
78,407,685	26,837	19,057

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2015                        GNC HOLDINGS, INC.

By:    /s/ James M. Sander
James M. Sander
Senior Vice President, Chief Legal Officer
and Secretary